UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2024

Silo Pharma, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41512	27-3046338
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

677 N. Washington Boulevard Sarasota, FL	34236
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (718) 400-9031

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Rule 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	SILO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 20, 2024, Silo Pharma Inc. (the “Company”) held its annual meeting of shareholders, (the “Annual Meeting”) for the purpose of holding a shareholder vote on the proposals set forth below. A total of 1,957,299 shares of the Company’s common stock constituting a quorum, were represented in person or by valid proxies at the Annual Meeting.

At the Annual Meeting, the Company’s shareholders (i) re-elected each of Eric Weisblum, Wayne Linsley, Kevin Munoz and Jeff Pavell as members of the Company’s board of directors to serve until the next annual meeting of shareholders or until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death; (ii) ratified the appointment of Salberg & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; (iii) approved the non-binding advisory vote on the resolution approving named executive officer compensation; (iv) approved the frequency for providing the non-binding advisory vote on named executive compensation at “3-years;” and (v) approved the authorization for the adjournment of the Annual Meeting if necessary or appropriate, including to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting or adjournment or postponement thereof to approve any of the foregoing proposals.

The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting, as set forth in the Company’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on November 15, 2024, are as follows:

Proposal 1:	At the Annual Meeting, the terms of all current members of the Company’s board of directors expired. All of the five nominees for director were elected to serve until the next annual meeting of shareholders or until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death. The result of the votes to elect the five directors were as follows;

Nominee	For	Withhold
Eric Weisblum	578,427	72,755
Wayne D. Linsley	509,942	141,250
Dr. Kevin Munoz	557,407	93,775
Dr. Jeff Pavell	557,407	93,775

Proposal 2:	At the Annual Meeting, the shareholders approved the ratification of the appointment of Salberg & Company, P.A. (“Salberg”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The result of the votes to ratify the appointment of Salberg was as follows:

For	Against	Abstain	Broker Non-Votes
1,923,935	32,111	1,253	0

Proposal 3:	At the Annual Meeting, the shareholders approved, by non-binding advisory vote, the resolution approving named executive officer compensation (the “Say on Pay Proposal”). The result of the votes to approve the Say on Pay Proposal was as follows:

For	Against	Abstain	Broker Non-Votes
535,251	104,162	11,769	1,306,117

Proposal 4:	At the Annual Meeting, the shareholders approved, by non-binding advisory vote, the frequency of future non-binding advisory votes on resolutions approving future named executive officer compensation at 3 years (the “Say When on Pay Proposal”). The result of the votes to approve the frequency under the Say When on Pay Proposal was as follows:

3 Years	2 Years	1 Year	Abstain
410,013	26,300	196,384	18,485

Proposal 5:	At the Annual Meeting, the shareholders approved the adjournment of the Annual Meeting if necessary or appropriate, including to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting or adjournment or postponement thereof to approve any of the foregoing proposals (the “Adjournment Proposal”). The result of the votes to approve the Adjournment Proposal was as follows:

For	Against	Abstain	Broker Non-Votes
1,778,053	168,713	10,533	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILO PHARMA, INC.

Date: December 20, 2024	By:	/s/ Eric Weisblum
Eric Weisblum
Chief Executive Officer

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